UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2009

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)		80111 (Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, the board of directors (the “Board”) of Emergency Medical Services Corporation (“EMSC”) promoted R. Jason Standifird as EMSC’s Chief Accounting Officer, effective immediately. Mr. Standifird will continue to report to Randel G. Owen, EMSC’s Chief Financial Officer, in this capacity.

Mr. Standifird, 36, has been a Vice President and the Controller of EMSC since the formation of EMSC’s predecessor company on February 10, 2005.  Prior to that time, Mr. Standifird served as the Controller of American Medical Response, Inc., a wholly-owned subsidiary of EMSC, starting in 2003.  Mr. Standifird will also continue his current position as the Controller of EMSC following his appointment as Chief Accounting Officer.

Mr. Owen has been serving both as EMSC’s Chief Financial Officer and Chief Accounting Officer. Mr. Owen will continue to serve in his role as Chief Financial Officer of EMSC, and ceased to serve as EMSC’s Chief Accounting Officer effective as of the appointment of Mr. Standifird in such capacity.

There are no family relationships between Mr. Standifird and anyone serving as a director or executive officer of EMSC.  Furthermore, there have been no transactions since the beginning of EMSC’s last fiscal year, and there are no currently proposed transactions, in excess of $120,000 in which EMSC is a participant and Mr. Standifird or any of his immediate family members has a direct or indirect material interest, as described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

February 17, 2009	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P.
(Registrant)

	By:	Emergency Medical Services Corporation,
its General Partner

February 17, 2009	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel